Exhibit 99.1

NEWS RELEASE

Contacts:

Jeff Warren	Chuck Grothaus
Investor Relations	Public Relations
763-505-2696	763-505-2614
MEDTRONIC SECOND QUARTER REVENUE INCREASES 8% TO $3.838
BILLION; RAISES EPS GUIDANCE FOR CURRENT FISCAL YEAR
•	Non-GAAP diluted EPS of $0.77 grew 15%; GAAP diluted EPS of $0.78 grew 63%

•	International revenue of $1.541 billion grew 13% on a constant currency basis; 12% as reported

•	Worldwide ICD revenue growth of 6% on a constant currency basis; 4% as reported

•	Worldwide CardioVascular revenue growth of 18% on a constant currency basis; 17% as reported
MINNEAPOLIS – Nov. 24, 2009 – Medtronic, Inc. (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2010, which ended Oct. 30, 2009.
The company reported second quarter revenue of $3.838 billion, an 8 percent increase as reported and on a constant currency basis compared to the $3.570 billion reported in the second quarter of fiscal year 2009. Reported second quarter net earnings were $868 million, or $0.78 per diluted share, increasing 59 and 63 percent, respectively, over the same period in the prior year. As detailed in the attached table, after adjusting for a litigation gain and the impact of adopting a new accounting standard for non-cash interest expense on convertible debt effective the beginning of fiscal year 2010, second quarter net earnings and diluted earnings per share on a non-GAAP basis were $850 million and $0.77, an increase of 12 percent and 15 percent, respectively, over the same period in the prior year.

Revenue outside the United States of $1.541 billion grew 12 percent compared to the same period last year, or 13 percent on a constant currency basis, accounting for 40 percent of Medtronic’s worldwide revenue.
“Our solid financial performance this quarter was driven by consistent execution across our diversified portfolio of businesses,” said Bill Hawkins, Medtronic chairman and chief executive officer. “We are well-positioned to deliver on our commitments for the balance of our fiscal year and to launch innovative new products to drive further growth in the coming years.”
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.278 billion grew 3 percent as reported and on a constant currency basis. Revenue from implantable cardioverter defibrillators (ICDs) was $754 million, while pacing revenue was $498 million in the quarter. Outside the United States, CRDM revenue grew 4 percent on a constant currency basis, driven by the growing success of the AF Solutions business as well as solid growth in ICDs.
CardioVascular
CardioVascular revenue of $696 million grew 17 percent as reported and 18 percent on a constant currency basis after adjusting for an unfavorable $5 million foreign exchange impact. The CardioVascular business continues to experience strong global growth across the Coronary, Endovascular and Structural Heart Disease divisions, which grew 18 percent, 28 percent and 11 percent, respectively, on a constant currency basis. Continued adoption and use of the Endeavor® Drug-eluting Stent in Japan following its commercial launch earlier this fiscal year helped Coronary revenue grow to $369 million for the quarter.

Spinal
Spinal revenue of $862 million grew 4 percent as reported and on a constant currency basis. Both Core Spinal and Biologics products saw positive growth in the quarter. Core Spinal products, which include Kyphon, increased 2 percent on a constant currency basis. Biologics revenue grew 12 percent on a constant currency basis. Outside the United States, Spinal revenue grew 10 percent on a constant currency basis driven by solid growth in China, Middle East/Africa, Canada and Latin America.
Neuromodulation
Neuromodulation revenue of $384 million grew 12 percent as reported and on a constant currency basis. Growth in Neuromodulation continues to be driven by strong sales of Activa® PC and RC Deep Brain Stimulation systems for movement disorders, and InterStim® Therapy used to treat urinary and bowel incontinence.
Diabetes
Diabetes revenue of $300 million grew 10 percent as reported and 11 percent on a constant currency basis after adjusting for an unfavorable $2 million foreign exchange impact. This growth was driven by strong U.S. insulin pump and continuous glucose monitoring (CGM) product sales, as well as strong sales of consumables in Europe. International sales grew 10 percent on a constant currency basis over the same quarter last year.
Surgical Technologies
Surgical Technologies revenue of $224 million grew 5 percent as reported and 6 percent on a constant currency basis after adjusting for an unfavorable $2 million foreign exchange impact. Growth in the business was attributed to strong sales in the monitoring product and power disposable product lines within the ENT division.

Service plans for Navigation equipment used in both brain and spinal surgery procedures remained a positive contributor to revenue in the second quarter as well.
Physio-Control
Physio-Control revenue of $94 million grew 25 percent as reported and 24 percent on a constant currency basis after adjusting for a favorable $1 million foreign exchange impact. Strong international sales and sales of the LIFEPAK 15 monitor/defibrillator, launched earlier in the fiscal year, contributed to favorable revenue growth in the quarter.
Guidance
The company today updated diluted earnings per share guidance and revenue outlook for fiscal year 2010. The company raised fiscal year 2010 EPS guidance to a range of $3.17 to $3.22, which compares to the previous guidance of $3.10 to $3.20. This updated guidance represents fiscal year 2010 EPS growth of 11 percent to 13 percent, after adjusting for $0.06 to $0.07 of acquisition dilution.
The company also reiterated its 5 percent to 8 percent constant currency revenue growth outlook for the foreseeable future and believes that the 5 percent to 8 percent constant currency growth rate remains reasonable for the second half of fiscal year 2010.
As in the past, all earnings per share ranges exclude any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge to interest expense due to the change in accounting rules governing convertible debt and includes $0.06 to $0.07 of acquisition dilution for the full fiscal year. In addition, EPS guidance does not take into account any potential impact from a U.S. medical device industry tax being proposed as part of broader U.S. healthcare reform.

“I am pleased that we continue to perform well in this challenging macroeconomic environment, which reflects the underlying resilience and strength of Medtronic’s diverse businesses across the globe,” said Hawkins. “Our businesses are focused on therapies for the most prevalent chronic diseases, and we will deliver innovative solutions to physicians and their patients around the world.”
Webcast Information
Medtronic will host a webcast today, Nov. 24, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts and news media.  This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events and Presentations” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease.  Its Internet address is www.medtronic.com.
This press release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risks and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 24, 2009.  Actual results may differ materially from anticipated results.  Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2009.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,303	$1,242	$1,169	$1,300	$5,014	$1,337	$1,278	$—	$—	$2,615
Pacing Systems	526	506	457	494	1,984	536	498	—	—	1,033
Defibrillation Systems	764	724	694	780	2,962	775	754	—	—	1,529
Other	13	12	18	26	68	26	26	—	—	53

SPINAL	$859	$829	$832	$881	$3,400	$915	$862	$—	$—	$1,777
Core Spinal	638	631	627	666	2,560	696	642	—	—	1,338
Biologics	221	198	205	215	840	219	220	—	—	439

CARDIOVASCULAR	$631	$596	$565	$644	$2,437	$689	$696	$—	$—	$1,385
Coronary	349	315	296	332	1,292	353	369	—	—	722
Structural Heart	195	186	170	195	747	218	206	—	—	424
Endovascular	87	95	99	117	398	118	121	—	—	239

NEUROMODULATION	$348	$343	$354	$389	$1,434	$373	$384	$—	$—	$757

DIABETES	$269	$272	$277	$296	$1,114	$295	$300	$—	$—	$594

SURGICAL TECHNOLOGIES	$202	$213	$207	$235	$857	$227	$224	$—	$—	$451

PHYSIO-CONTROL	$94	$75	$90	$84	$343	$97	$94	$—	$—	$192

TOTAL	$3,706	$3,570	$3,494	$3,829	$14,599	$3,933	$3,838	$—	$—	$7,771

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$(16)	$—	$—	$(161)

COMPARABLE OPERATIONS (1)	$3,706	$3,570	$3,494	$3,829	$14,599	$4,078	$3,854	$—	$—	$7,932

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$731	$702	$666	$742	$2,841	$762	$721	$—	$—	$1,483
Pacing Systems	233	228	206	228	896	247	221	—	—	468
Defibrillation Systems	492	472	454	505	1,923	508	492	—	—	1,000
Other	6	2	6	9	22	7	8	—	—	15

SPINAL	$682	$647	$658	$691	$2,678	$712	$662	$—	$—	$1,374
Core Spinal	474	463	464	488	1,889	507	457	—	—	963
Biologics	208	184	194	203	789	205	205	—	—	411

CARDIOVASCULAR	$253	$235	$224	$265	$976	$260	$252	$—	$—	$512
Coronary	120	94	88	108	407	103	106	—	—	209
Structural Heart	92	90	85	96	364	98	87	—	—	185
Endovascular	41	51	51	61	205	59	59	—	—	118

NEUROMODULATION	$238	$249	$254	$279	$1,019	$265	$272	$—	$—	$537

DIABETES	$167	$180	$188	$200	$736	$193	$201	$—	$—	$394

SURGICAL TECHNOLOGIES	$127	$136	$132	$149	$545	$142	$140	$—	$—	$282

PHYSIO-CONTROL	$51	$47	$50	$45	$192	$57	$49	$—	$—	$106

TOTAL	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$2,297	$—	$—	$4,688

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$2,297	$—	$—	$4,688

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$572	$540	$503	$558	$2,173	$575	$557	$—	$—	$1,132
Pacing Systems	293	278	251	266	1,088	289	277	—	—	565
Defibrillation Systems	272	252	240	275	1,039	267	262	—	—	529
Other	7	10	12	17	46	19	18	—	—	38

SPINAL	$177	$182	$174	$190	$722	$203	$200	$—	$—	$403
Core Spinal	164	168	163	178	671	189	185	—	—	375
Biologics	13	14	11	12	51	14	15	—	—	28

CARDIOVASCULAR	$378	$361	$341	$379	$1,461	$429	$444	$—	$—	$873
Coronary	229	221	208	224	885	250	263	—	—	513
Structural Heart	103	96	85	99	383	120	119	—	—	239
Endovascular	46	44	48	56	193	59	62	—	—	121

NEUROMODULATION	$110	$94	$100	$110	$415	$108	$112	$—	$—	$220

DIABETES	$102	$92	$89	$96	$378	$102	$99	$—	$—	$200

SURGICAL TECHNOLOGIES	$75	$77	$75	$86	$312	$85	$84	$—	$—	$169

PHYSIO-CONTROL	$43	$28	$40	$39	$151	$40	$45	$—	$—	$86

TOTAL	$1,457	$1,374	$1,322	$1,458	$5,612	$1,542	$1,541	$—	$—	$3,083

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$(16)	$—	$—	$(161)

COMPARABLE OPERATIONS (1)	$1,457	$1,374	$1,322	$1,458	$5,612	$1,687	$1,557	$—	$—	$3,244

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Six months ended
	October 30,	October 24,	October 30,	October 24,
	2009	2008	2009	2008
	(in millions, except per share data)
Net sales	$3,838	$3,570	$7,771	$7,276

Costs and expenses:
Cost of products sold	922	883	1,888	1,738
Research and development expense	369	326	739	650
Selling, general and administrative expense	1,323	1,263	2,691	2,581
Restructuring charges	—	—	62	96
Certain litigation charges, net	(70)	266	374	266
Purchased in-process research and development (IPR&D) charges	—	18	—	18
Other expense, net	130	143	224	294
Interest expense, net	54	48	121	95

Total costs and expenses	2,728	2,947	6,099	5,738

Earnings before income taxes	1,110	623	1,672	1,538

Provision for income taxes	242	76	358	268

Net earnings	$868	$547	$1,314	$1,270

Basic earnings per share	$0.78	$0.49	$1.18	$1.13

Diluted earnings per share	$0.78	$0.48	$1.18	$1.12

Basic weighted average shares outstanding	1,106.8	1,124.5	1,109.7	1,124.7
Diluted weighted average shares outstanding	1,109.2	1,130.7	1,111.9	1,131.0

Cash dividends declared per common share	$0.205	$0.188	$0.563	$0.376

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	October 30,		October 24,		Percentage
	2009		2008		Change

Net earnings, as reported	$868		$547		59%
Certain litigation charges, net	(44	)(a)	176	(c)
IPR&D charges	—		11	(d)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	26	(b)	24	(b)

Non-GAAP net earnings	$850		$758		12%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	October 30,		October 24,		Percentage
	2009		2008		Change

Diluted EPS, as reported	$0.78		$0.48		63%
Certain litigation charges, net	(0.04	) (a)	0.16	(c)
IPR&D charges	—		0.01	(d)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	0.02	(b)	0.02	(b)

Non-GAAP diluted EPS	$0.77	(1)	$0.67		15%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $44 million ($0.04 per share) after-tax ($70 million pre-tax) certain litigation gain is related to the resolution of outstanding patent litigation with W.L. Gore & Associates (Gore) related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue each other in the defined field of use, subject to certain conditions. Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. In addition and subject to certain conditions, Gore will pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing this certain litigation gain that is determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this $70 million pre-tax certain litigation gain. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this certain litigation gain when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The adoption of Financial Accounting Standards Board (FASB) new authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $26 million ($0.02 per share) and $24 million ($0.02 per share) for the three months ended October 30, 2009 and October 24, 2008, respectively. The pre-tax impact to interest expense, net was $41 million and $38 million for the three months ended October 30, 2009 and October 24, 2008, respectively. In addition to disclosing the financial statement impact of the adoption of this new authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of the adoption of this new guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of the adoption of this new guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $176 million ($0.16 per share) after-tax certain litigation charge is related to a $229 million ($152 million after-tax) charge related to the final judgment in litigation with the Cordis Corporation (a subsidiary of Johnson & Johnson) that originated in October 1997 and a $37 million ($24 million after-tax) charge related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The charge related to litigation with the Cordis Corporation was in addition to a $243 million reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $11 million ($0.01 per share) after-tax IPR&D charge represents the purchase of certain intellectual property for use in the Spine business. These payments were expensed as IPR&D since technological feasibility of the underlying product had not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended
	October 30,		October 24,		Percentage
	2009		2008		Change

Net earnings, as reported	$1,314		$1,270		3%
Restructuring charges	50	(a)	66	(d)
Certain litigation charges, net	316	(b)	176	(e)
IPR&D charges	—		11	(f)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	54	(c)	48	(c)

Non-GAAP net earnings	$1,734		$1,571		10%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Six months ended
	October 30,		October 24,		Percentage
	2009		2008		Change

Diluted EPS, as reported	$1.18		$1.12		5%
Restructuring charges	0.04	(a)	0.06	(d)
Certain litigation charges, net	0.28	(b)	0.16	(e)
IPR&D charges	—		0.01	(f)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	0.05	(c)	0.04	(c)
Impact of adoption of new authoritative share based payment guidance	—		0.01	(g)

Non-GAAP diluted EPS	$1.56	(1)	$1.39	(1)	12%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $50 million ($0.04 per share) after-tax ($69 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $2 million after-tax net reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives are designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacts most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. There were no additional restructuring charges in the second quarter of fiscal year 2010. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $316 million ($0.28 per share) after-tax ($374 million pre-tax) certain litigation charges, net relate to settlements with Abbott Laboratories (Abbott) and with W.L. Gore & Associates (Gore). The Abbott settlement accounted for $360 million after-tax ($444 million pre-tax) charges and the Gore settlement accounted for $44 million after-tax ($70 million pre-tax) gain of certain litigation charges, net. The Abbott settlement related to the resolution of all outstanding intellectual property litigation. The terms of the Abbott agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. The Gore settlement related to the resolution of outstanding patent litigation related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue each other in the defined field of use, subject to certain conditions. In addition and subject to certain conditions, Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. Gore will also pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies

(c)	The adoption of new authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $54 million ($0.05 per share) and $48 million ($0.04 per share) for the six months ended October 30, 2009 and October 24, 2008, respectively. The pre-tax impact to interest expense, net was $84 million and $76 million for the six months ended October 30, 2009 and October 24, 2008, respectively. In addition to disclosing the financial statement impact of the adoption of this new guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of the adoption of this new guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of adoption of this new guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $66 million ($0.06 per share) after-tax restructuring charge is related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The majority of the expense recognized in the first quarter of fiscal year 2009 is related to the execution of our global realignment initiative outside the United States. This includes the realignment of personnel throughout Europe and the Emerging Markets and the closure of an existing facility in the Netherlands that will be integrated into the U.S. operations. The remainder of the expense is associated with compensation provided to employees identified in the fourth quarter of fiscal year 2008 whose employment terminated with the Company in the first quarter of fiscal year 2009. These incremental costs were not accrued in the fourth quarter of fiscal year 2008 because these benefits had not yet been communicated to the impacted employees. As of October 30, 2009, the global realignment initiative was substantially complete. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $176 million ($0.16 per share) after-tax certain litigation charge is related to a $229 million ($152 million after-tax) charge related to the final judgment in litigation with the Cordis Corporation (a subsidiary of Johnson & Johnson) that originated in October 1997 and a $37 million ($24 million after-tax) charge related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The charge related to litigation with the Cordis Corporation was in addition to a $243 million reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $11 million ($0.01 per share) after-tax IPR&D charge represents the purchase of certain intellectual property for use in the Spine business. These payments were expensed as IPR&D since technological feasibility of the underlying product had not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $0.01 per share adjustment is the result of adopting new FASB issued authoritative guidance in the first quarter of fiscal year 2010 for determining whether instruments granted in share-based payment transactions are participating securities. This new guidance provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (EPS) pursuant to the two-class method. The Company is required to retrospectively adjust all prior-period EPS data. The Company included 4.1 million and 4.2 million for the three and six months October 24, 2008, respectively, which resulted in a $0.01 per share increase to non-GAAP diluted EPS for six months ended October 24, 2008. In addition to disclosing the financial statement impact of the adoption of this new guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of the adoption of this new guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of adoption of this new guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended
	October 30,	October 24,	Reported	Currency Impact	Constant Currency
	2009	2008	Growth	on Growth (a)	Growth (a)

Reported Revenue:
Pacing Systems	$498	$506	(2)%	—%	(2)%
Defibrillation Systems	754	724	4	(2)	6
Other	26	12	117	(8)	125

Cardiac Rhythm Disease Management	1,278	1,242	3	—	3

Core Spinal	642	631	2	—	2
Biologics	220	198	11	(1)	12

Spinal	862	829	4	—	4

Coronary	369	315	17	(1)	18
Structural Heart	206	186	11	—	11
Endovascular	121	95	27	(1)	28

CardioVascular	696	596	17	(1)	18

Neuromodulation	384	343	12	—	12
Diabetes	300	272	10	(1)	11
Surgical Technologies	224	213	5	(1)	6
Physio-Control	94	75	25	1	24

Total	$3,838	$3,570	8%	—%	8%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, an not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF OUS REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)
(in millions)

	Three months ended			Percentage
	October 30, 2009		October 24, 2008	Change

OUS Revenue, as reported	$1,541		$1,374	12%
Currency Impact	16	(a)	—
OUS Revenue, comparable currency rates	$1,557		$1,374	13%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 30,	April 24,
	2009	2009
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$826	$1,271
Short-term investments	716	405
Accounts receivable, less allowances of $68 and $61, respectively	3,232	3,123
Inventories	1,474	1,426
Deferred tax assets, net	565	605
Prepaid expenses and other current assets	499	622

Total current assets	7,312	7,452

Property, plant and equipment	5,151	4,887
Accumulated depreciation	(2,781)	(2,608)

Property, plant and equipment, net	2,370	2,279

Goodwill	8,232	8,195
Other intangible assets, net	2,364	2,477
Long-term investments	3,751	2,769
Other assets	255	416

Total assets	$24,284	$23,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,128	$522
Accounts payable	396	382
Accrued compensation	770	901
Accrued income taxes	119	130
Other accrued expenses	865	1,212

Total current liabilities	3,278	3,147

Long-term debt	6,368	6,253
Long-term accrued compensation and retirement benefits	360	329
Long-term accrued income taxes	544	475
Long-term deferred tax liabilities, net	37	115
Other long-term liabilities	89	87

Total liabilities	10,676	10,406

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	111	112
Retained earnings	13,750	13,272
Accumulated other comprehensive loss	(253)	(202)

Total shareholders’ equity	13,608	13,182

Total liabilities and shareholders’ equity	$24,284	$23,588

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	October 30,	October 24,
	2009	2008
	(in millions)
Operating Activities:
Net earnings	$1,313	$1,270
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	372	352
Amortization of discount on senior convertible notes	84	76
IPR&D charges	—	18
Provision for doubtful accounts	19	16
Deferred income taxes	143	43
Stock-based compensation	128	108
Excess tax benefit from exercise of stock-based awards	—	(26)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(89)	270
Inventories	(15)	(141)
Accounts payable and accrued liabilities	(73)	116
Other operating assets and liabilities	89	(276)
Certain litigation charges, net	374	266
Certain litigation payments	(939)	(472)

Net cash provided by operating activities	1,406	1,620

Investing Activities:
Acquisitions, net of cash acquired	—	(29)
Purchase of intellectual property	(40)	(135)
Additions to property, plant and equipment	(279)	(263)
Purchases of marketable securities	(2,916)	(1,877)
Sales and maturities of marketable securities	1,745	1,321
Other investing activities, net	(88)	(5)

Net cash used in investing activities	(1,578)	(988)

Financing Activities:
Change in short-term borrowings, net	618	(124)
Payments on long-term debt	(6)	(300)
Dividends to shareholders	(455)	(421)
Issuance of common stock	103	367
Excess tax benefit from exercise of stock-based awards	—	26
Repurchase of common stock	(609)	(639)

Net cash used in financing activities	(349)	(1,091)

Effect of exchange rate changes on cash and cash equivalents	76	(60)

Net change in cash and cash equivalents	(445)	(519)

Cash and cash equivalents at beginning of period	1,271	1,060

Cash and cash equivalents at end of period	$826	$541

Supplemental Cash Flow Information
Income taxes paid	$193	$249
Interest paid	181	113
Supplemental Noncash Investing and Financing Activities:
Reclassification of debentures from short-term to long-term debt	$—	$15